Exhibit 23.1




INDEPENDENT  AUDITORS'  CONSENT


We consent to the incorporation by reference in this Registration Statement of Borden Chemical, Inc. on Form S-8 of our report dated March 12, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the company's adoption of Statement of Financial Accounting Standard No. 142) appearing in the Annual Report on Form 10-K of Borden Chemical, Inc. for the year ended December 31, 2002.



Deloitte  &  Touche  LLP

Columbus,  Ohio
October  2,  2003


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